Exhibit 5.1

October 23, 2008

Aftersoft Group, Inc.
Regus House,
Heronsway, Chester Business Park
Chester, UK CH4 9QR

Gentlemen:

We have acted as counsel to Aftersoft Group, Inc. (the “Company”) in connection with its filing of Amendment No. 7 to the Registration Statement on Form S-1 (Registration No. 333-140758, the “Registration Statement”) covering an aggregate of 71,250,000 shares (the “Dividend Shares”) of the Company’s common stock $0.0001 par value (the “Common Stock”), which are currently owned by the Company’s majority stockholder, Auto Data Network, Inc. (“ADNW”) and are to be distributed to ADNW’s shareholders as a dividend to effect ADNW’s previously announced spin-off of all of the Dividend Shares.

In our capacity as counsel to the Company, a Delaware corporation, we have examined the Company’s Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On the basis of the foregoing, we are of the opinion that:

The shares of Common Stock covered by this Registration Statement have been validly authorized and legally issued, fully paid and non-assessable.

This opinion opines upon Delaware law including the Delaware constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Experts” in the prospectus constituting the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as defined in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Gersten Savage LLP
Gersten Savage LLP